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                                                                     Exhibit 5.1

                         [PROSKAUER ROSE LLP LETTERHEAD]

                                                                 August 26, 2003
Bottling Group, LLC
One Pepsi Way
Somers, New York 10589

Ladies and Gentlemen:

     We have represented Bottling Group, LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-3 relating to the offering from time to time of up to $1,000,000,000 aggregate principle amount of its senior notes in one or more series (the "Senior Notes"). Such registration statement, as amended when it becomes effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, but excluding the documents incorporated by reference therein, is herein called the "Prospectus." The Senior Notes will be issued under an indenture in substantially the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Indenture"), between the Company, as obligor, and JPMorgan Chase Bank, as trustee (the "Trustee").

     In connection with rendering this opinion, we have reviewed originals or copies of such records, certificates of the Company and such other documents and we have made such examinations of law, as we have deemed relevant. We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) the specific terms of a particular series of Senior Notes have been duly authorized and established in accordance with the Indenture and (ii) such Senior Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture, the applicable underwriting or other agreement and as contemplated by the Registration Statement, as amended or supplemented, and the Prospectus, as amended or supplemented, such Senior Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors' rights generally, by general principles of equity (regardless of whether

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enforcement is sought in equity or law), including principles regarding good faith, fair dealing and commercial reasonableness or by the discretion of any court before which any proceeding therefor may be brought.

         In connection with this opinion, we have assumed that, at or prior to the delivery of such Senior Notes, (i) the Managing Directors of the Company shall have duly authorized the execution and delivery of the Indenture, duly executed and delivered the Indenture, duly established the terms of such Senior Notes and duly authorized the issuance and sale of such Senior Notes and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded, and the terms of such Senior Notes are as described in the Registration Statement, as amended or supplemented, and the Prospectus, as amended or supplemented; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Senior Notes. We have also assumed that none of the terms of such Senior Notes to be established subsequent to the date hereof, nor the issuance and delivery of such Senior Notes, nor the compliance by the Company with the terms of such Senior Notes, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     The foregoing opinion is limited in all respects to the federal law of the United States of America, the Delaware Limited Liability Company Act and the law of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

     We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ [PROSKAUER ROSE LLP]

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